As filed with the Securities and Exchange Commission on July 25, 2003
                                                  Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933

                               UNISYS CORPORATION
              (Exact name of registrant as specified in its charter)

        Delaware                                        38-0387840
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                                 Unisys Way
                          Blue Bell, Pennsylvania 19424
                                (215) 986-4011
                       (Address of principal executive offices)

                         EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the Plan)

                             NANCY STRAUS SUNDHEIM
                             Senior Vice President,
                         General Counsel and Secretary
                              Unisys Corporation
                                   Unisys Way
                           Blue Bell, Pennsylvania 19424
                                  (215) 986-4008
                      (Name and address of agent for service)


                              CALCULATION OF REGISTRATION FEE

=================================================================================================

Title of Securities       Amount         Proposed Maximum       Proposed Maximum       Amount of
     to be                to be           Offering Price       Aggregate Offering   Registration
   Registered           Registered         per Share (1)           Price (1)                Fee
-------------------------------------------------------------------------------------------------
Common Stock,            10,000,000         $12.21                $122,100,000         $9,890.10
par value $.01             shares
per share (2)
=================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 437 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on July 23, 2003, as reported on the New York Stock Exchange.

(2) Includes Preferred Share Purchase Rights ("Rights"). The Rights are associated with and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.

    INCORPORATION OF DOCUMENTS BY REFERENCE TO PRIOR REGISTRATION STATEMENT

     This Registration Statement is filed for the purpose of registering 10,000,000 additional shares of Common Stock, par value $.01 per share, of Unisys Corporation (the "Company") for use in connection with the Company's Employee Stock Purchase Plan (the "Plan"). A Registration Statement on Form S-8 (No. 333-56036) (the "Prior Registration Statement") relating to the Plan is effective. Accordingly, in accordance with General Instruction E to Form S-8, the Company incorporates by reference herein the contents of the Prior Registration Statement.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

Exhibit No.                                 Description

   5 Opinion of Nancy Straus Sundheim, Esq. as to the legality of the shares of Common Stock covered by the Registration Statement

   23.1           Consent of Ernst & Young LLP, independent auditors

   23.2           Consent of counsel (included in opinion filed as Exhibit 5)

   24             Power of Attorney (included on the signature page hereof)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Whitpain, Commonwealth of Pennsylvania, on July 24, 2003.

                                              UNISYS CORPORATION

                                           By:/s/Lawrence A. Weinbach
                                              -----------------------
                                                 Lawrence A. Weinbach
                                               Chairman, President and
                                               Chief Executive Officer


                              POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Janet Brutschea Haugen, Nancy Straus Sundheim, and Lawrence A. Weinbach, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his or her name and on his or her behalf in his or her respective capacities as officers or directors of Unisys Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 24, 2003.


Signature                                                Title
---------                                                -----

/s/ Lawrence A. Weinbach                     Chairman, President and Chief
-------------------------                    Executive Officer (principal
Lawrence A. Weinbach                         executive officer) and Director

/s/ Janet B. Haugen                          Senior Vice President and Chief
-----------------------------                Financial Officer (principal
Janet B. Haugen                              financial officer)

/s/ Carol S. Sabochick                       Vice President and Corporate
----------------------                       Controller (principal accounting
Carol S. Sabochick                           officer)

/s/ J.P. Bolduc                              Director
---------------
J.P. Bolduc

/s/ James J. Duderstadt                      Director
------------------------
James J. Duderstadt

/s/ Henry C. Duques                          Director
-------------------
Henry C. Duques

/s/ Denise K. Fletcher                       Director
----------------------
Denise K. Fletcher

/s/ Gail D. Fosler                           Director
------------------
Gail D. Fosler

/s/ Melvin R. Goodes                         Director
--------------------
Melvin R. Goodes

/s/ Edwin A. Huston                          Director
-------------------
Edwin A. Huston

                                             Director
--------------------
Kenneth A. Macke

/s/ Theodore E. Martin                       Director
----------------------
Theodore E. Martin

                                 EXHIBIT INDEX


Exhibit
   No.
-------
   5 Opinion of Nancy Straus Sundheim, Esq. as to the legality of the shares of Common Stock covered by the Registration Statement

   23.1           Consent of Ernst & Young LLP, independent auditors

   23.2           Consent of counsel (included in opinion filed as Exhibit 5)

   24             Power of Attorney (included on the signature page hereof)